Prospectus Supplement                           Filed pursuant to Rule 424(b)(5)
(To prospectus dated July 10, 2002)         Registration Statement No. 333-88950


                                1,277,014 Shares

                          UNIVERSAL DISPLAY CORPORATION

                                  Common Stock

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         Universal Display Corporation is offering up to 1,277,014 shares of common stock in this offering.

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         Our common stock is traded on the Nasdaq National Market under the symbol "PANL" and on the Philadelphia Stock Exchange under the symbol "PNL." The last reported sale price of our common stock on the Nasdaq National Market on August 2, 2002 was $5.36 per share.

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         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of the attached prospectus and on page S-4 of this prospectus supplement.

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                                                                               Per Share              Total
                                                                               ---------              -----
          Offering Price to Public...................................            $5.09              $6,500,001
          Placement Agent's Commissions..............................            $0.23                $293,713
          Offering Proceeds to Us....................................            $4.86              $6,206,288


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We have retained Gerard Klauer Mattison & Co., Inc. to act, on a best efforts basis, as the placement agent in marketing this offering to selected institutional investors. Prior to the closing date, all investor funds will be placed in escrow with an escrow agent. Before accepting investor funds, we will deposit with The Depository Trust Company the shares to be credited to the accounts of the investors. However, if we do not accept funds from any investor, the escrow agent will promptly refund that investor's money. We expect to deliver the shares of common stock to investors on August 8, 2002.

                             GERARD KLAUER MATTISON

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                                 August 5, 2002

                                TABLE OF CONTENTS


                              Prospectus Supplement

                                                                            Page
                                                                            ----

About This Prospectus Supplement.............................................S-3
Risk Factors.................................................................S-4
Recent Developments..........................................................S-6
Use of Proceeds..............................................................S-7
Dilution.....................................................................S-7
Plan of Distribution.........................................................S-8
Legal Matters...............................................................S-10
Where You Can Find More Information.........................................S-10

                                   Prospectus

Cautionary Statement Concerning Forward-Looking Statements.....................1
About this Prospectus..........................................................2
Where You Can Find More Information............................................2
Risk Factors...................................................................4
Our Company...................................................................12
Securities Offered by this Prospectus.........................................12
Use of Proceeds...............................................................12
Certain Ratios................................................................13
Description of Preferred Stock................................................13
Description of Warrants.......................................................20
Plan of Distribution..........................................................21
Legal Matters.................................................................24
Experts.......................................................................24



                               ------------------

         You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that contained in any of these documents. The information contained in these documents is accurate only as of the date of each document, as the case may be, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may change after the date set forth in each document in which the information is presented.

                               ------------------

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         We provide information to you about this offering of shares of our common stock in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to this offering; and
(b) this prospectus supplement, which describes the specific details regarding this offering. Generally, when we refer to this "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus. See "Where You Can Find More Information."

         If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

         This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain some "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that is based on the beliefs of our management, as well as assumptions made by, and the information currently available to, our management. Among other things, these statements include, but are not limited to, the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference regarding:

o   our commercialization and technology development strategy;
o the potential commercial applications of our OLED technology, including the types of products in which it may be used;
o   future demand for our technology;
o the comparative advantages of our OLED technology against competing technologies;
o the nature and extent of the development that we will pursue in the future with third parties;
o the amount and type of securities that we will issue in the future to these parties;
o the potential limitations of the technology being developed by our competitors;
o   the protection afforded to us by the patents that we own or license;
o the nature of the technology that our competitors will seek to develop in the future;
o the payments that will be made to us in the future under our existing contracts;
o   our future capital requirements;
o   our future exposure to market risk;
o   our use of proceeds from this offering; and
o   our future revenues and results of operations.

         In addition, when used in these documents, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

         You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, as the case may be. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent events, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

         Before purchasing our common stock, you should carefully consider the risks described below in this section, risks described under the heading "Risk Factors" beginning on page 4 of the accompanying prospectus and the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The exercise price of certain warrants to purchase our shares of common stock will be reduced following the issuance of the common stock being offered by this prospectus.

         On August 22, 2001, we issued to Pine Ridge Financial Inc. and Strong River Investments, Inc. warrants to purchase an aggregate of 744,452 shares of our common stock. The terms of these warrants were amended in November 2001. As so amended, the warrants are exercisable at any time through and including August 22, 2011. Warrants to purchase 429,492 shares of common stock have an exercise price of $15.24 per share, while warrants to purchase the remaining 314,960 shares of common stock have an exercise price of $9.9225 per share.

         The exercise price of these warrants is subject to "weighted average" anti-dilution protection, and will be reduced upon our issuance of shares of common stock at a purchase price per share less than the applicable per share exercise price of each respective warrant. Accordingly, upon our issuance of shares of our common stock in this offering at a purchase price per share of $5.09, and assuming the issuance and sale of all 1,277,014 shares being offered, the exercise price of the warrants exercisable at an exercise price of $15.24 per share will be reduced to $14.5837 per share, while the exercise price of the warrants exercisable at an exercise price of $9.61 per share will be reduced to $9.2474 per share.

         In addition, on August 22, 2001, we issued to the Placement Agent warrants to purchase 186,114 shares of common stock, exercisable at any time through and including August 21, 2008. These warrants have an exercise price of $15.24 per share.

         The exercise price of these warrants is subject to "weighted average" anti-dilution protection in accordance with a formula contained in the form of these warrants, and will be reduced upon our issuance of shares of common stock at a purchase price per share less than the applicable per share exercise price of each respective warrant. Accordingly, upon our issuance of shares of our common stock in this offering at a purchase price per share of $5.09, and assuming the issuance and sale of all 1,277,014 shares being offered and a fair market value of the common stock of $5.36 per share, the last reported sale price of the common stock on the Nasdaq National Market on the date of this prospectus supplement, the exercise price of these warrants will be reduced to $14.2546 per share.

         Sales of the shares issuable upon exercise of any of the warrants in the future could reduce the market price of our common stock.

The conversion price of our convertible promissory notes due August 22, 2004 will be reduced following the issuance of the common stock being offered by this prospectus supplement.

         On August 22, 2001, we issued two convertible promissory notes, each in the original principal amount of $7.5 million, payable to the order of Pine Ridge Financial Inc. and Strong River Investments, Inc., respectively. The entire original principal amount of each of these notes, $15.0 million in the aggregate, is outstanding as of the date of this prospectus supplement. These notes are convertible into shares of our common stock, upon the terms and conditions set forth in the notes at a conversion price of $13.97 per share. The conversion price is subject to adjustment in certain circumstances, such as upon our issuance of shares of common stock at a purchase price per share less than $13.97. Accordingly, upon our issuance of shares of our common stock in this offering, the conversion price of the notes will be reduced to the per share purchase price in this offering. Prior to our issuance of the shares of common stock being offered by this prospectus supplement, the notes were convertible into 1,073,729 shares of our common stock. Upon our issuance of shares of our common stock in this offering at a purchase price per share of $5.09, the notes would be convertible into 2,946,955 shares of our common stock. If the holders of the notes elect to convert their notes following the adjustment of the conversion price, the holders of our common stock, including the purchasers of the shares of common stock being offered by this prospectus supplement, will experience immediate and substantial dilution of their ownership interest. Substantial sales of these shares could reduce the market price of our common stock.

         We have the right to prepay the amounts due under these notes, upon 30 trading days' prior written notice to the holders of the notes. We may exercise our prepayment rights following the closing of this offering. In order to redeem the notes, we would be required under the terms of the notes to pay to the holder of each note an amount equal to the outstanding principal balance of the note, plus all accrued but unpaid interest thereon, plus a prepayment premium equal to 5% of the outstanding principal amount of the note being repaid.

         During the 30 trading days following our notice of redemption and preceding the date of redemption of the notes, the holders of the notes have the right to convert the notes. If we were to exercise our right to redeem the notes, we would not do so until after the issuance of the shares being offered by this prospectus supplement. Thus, the conversion price of the notes would be adjusted, as described above, to reflect that issuance. Accordingly, if the holders of the notes elect to convert their notes during that period, the holders of our common stock, including the purchasers of the shares of common stock being offered by this prospectus supplement, will experience immediate and substantial dilution of their ownership interest. Sales of the shares issuable upon conversion of the notes could reduce the market price of our common stock.

We are offering the common stock on a best efforts basis and we cannot be certain that we will raise the full amount contemplated in this offering.

         We have retained Gerard Klauer Mattison & Co., Inc. under a placement agency agreement to act as our exclusive placement agent in connection with this offering. The placement agent is not obligated and does not intend to purchase any of the common stock offered hereby. The closing of this offering is not conditioned on the sale of all of the shares offered hereby, and we may sell all or any portion of such shares. Accordingly, we cannot be certain of the number of shares that will be purchased by investors. We currently anticipate that the closing will take place on August 8, 2002, but we cannot be certain that this will be the case. If the closing has not taken place within 10 business days after such date, the offering will terminate and any funds deposited with the escrow agent will promptly be returned to the investors. See "Plan of Distribution."

The common stock being offered by this prospectus ranks junior to our outstanding shares of preferred stock.

         In addition to our authorized but unissued shares of preferred stock, our board has designated and issued two series of preferred stock which are currently outstanding: (a) 200,000 shares of Series A Preferred Stock and (b) 300,000 shares of Series B Convertible Preferred Stock. In the event of a liquidation, dissolution or winding-up of our company, the holders of these shares of preferred stock will have the right to receive distributions of our assets prior to distributions to the holders of our common stock. In addition, the holders of these shares, under some circumstances, will have the right to treat certain types of merger and similar transactions which we may effect in the future as a liquidation event requiring the making of such a distribution. This right could have one or more of the effects described in the prospectus under the caption "Risk Factors -- We can issue shares of preferred stock that can adversely affect your rights as a shareholder."

Our management will have broad discretion with respect to the use of proceeds of this offering.

         Our management will have broad discretion as to how to use the proceeds of this offering. You will be relying on the judgement of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of the proceeds are uncertain.

                               RECENT DEVELOPMENTS

Change in Independent Public Accountants

         On July 30, 2002, upon recommendation of the Audit Committee of our Board of Directors, we dismissed Arthur Andersen LLP as our independent public accountants, and engaged KPMG LLP to serve as our independent public accountants for 2002. KPMG LLP has not audited or reviewed the financial statements referred to in the prospectus under the caption "Experts."

         In connection with the engagement of KPMG LLP, we reviewed certain of our accounting policies, including our policies with respect to the treatment of equity instruments that are conditionally transferred to another party and subject to forfeiture for non-performance as issued. In connection with this review, we identified a $2,486,000 overstatement of prepaid expenses and total shareholders' equity as of March 31, 2002 relating to accounting for common stock issued to PPG Industries, Inc. as consideration for future services. In addition, we determined that the previously reported weighted average shares outstanding for the quarter ended March 31, 2002 should be reduced by 258,924 shares. We will file on August 6, 2002 an amendment to our quarterly report on Form 10-Q for the three months ended March 31, 2002 to correct this overstatement and to reduce the previously reported weighted average shares outstanding for the quarter ended March 31, 2002 by 258,924 shares. The reclassification has no effect on reported expenses, net loss, net loss per share and cash flow for the quarter ended March 31, 2002. In addition, the revised accounting for the stock issuance has no impact on the previously filed Annual Report on Form 10-K for the years ended December 31, 2001 and 2000.

Amendment of Our Stock Incentive Plan

         At our annual meeting of shareholders held on June 27, 2002, our shareholders approved an increase in the number of shares of common stock that may be issued upon the exercise of options granted under our Stock Incentive Plan from 2,800,000 shares to 3,800,000 shares.

                                 USE OF PROCEEDS

         We expect the net proceeds from this offering to be up to approximately $6.1 million after deducting the placement agent's discounts and commissions and our estimated offering expenses. If we exercise the right to prepay the convertible promissory notes payable to the order of Pine Ridge Financial Inc. and Strong River Investments, Inc., as discussed above in "Risk Factors -- The conversion price of our convertible promissory notes due August 22, 2004 will be reduced following the issuance of the common stock being offered by this prospectus supplement," we intend to use cash that we hold in a restricted account in order to fund that portion of the prepayment amount consisting of the entire outstanding principal balance due under the notes. We intend to use the net proceeds from the offering to fund the remainder of the prepayment amount, which consists of all accrued but unpaid interest on the outstanding principal balance being prepaid, as well as a prepayment premium equal to 5% of the outstanding principal amount being repaid (the maximum prepayment premium is $750,000). The aggregate principal amount due under such promissory notes at August 2, 2002 was $15,000,000, and as of that date this indebtedness bore interest at a rate of approximately 1.9%. These promissory notes mature at August 22, 2004. All net proceeds of this offering not used to fund a portion of the prepayment amount of the notes, if we exercise our right to prepay the notes and the notes are not converted prior to prepayment, or all of the proceeds of this offering, if we do not prepay the notes, will be used for working capital and general corporate purposes. Pending such uses, we intend to invest any excess proceeds in short-term, investment grade, interest-bearing securities.

         The indebtedness evidenced by the promissory notes to be discharged was utilized to fund the restricted cash account described above.

                                    DILUTION

         Our net tangible book value as of March 31, 2002 was approximately $20.0 million, or $1.10 per share of common stock, and incorporates the reduction of our previously reported shareholders' equity by $2,486,000 and shares outstanding by 258,924 shares from an amendment to our quarterly report on Form 10-Q for the three months ended March 31, 2002 which we will file on August 6, 2002 as discussed above in "Recent Developments -- Change in Independent Accountants." Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in the net tangible book value after March 31, 2002, as amended, other than to give effect to our receipt of the estimated net proceeds from the sale of the maximum number of shares that may be sold in this offering (1,277,014 shares), at an offering price of $5.09 per share, less the placement agent's commissions and our estimated offering expenses, our net tangible book value as of March 31, 2002, as amended, after giving effect to the items above would have been approximately $26.1 million, or $1.34 per share. This represents an immediate increase in the net tangible book value of $0.24 per share to existing stockholders and an immediate dilution of $3.75 per share to new investors. The following table illustrates this per share dilution:

      Offering Price.................................................................                $5.09
           Net tangible book value per share, as amended, before the offering........      $1.10
           Increase in net tangible book value per share, as amended, attributable
              to the offering .......................................................       0.24
                                                                                           -----
      Net tangible book value per share, as amended, after the offering..............                 1.34
                                                                                                     -----
      Dilution per share to new investors............................................                $3.75
                                                                                                     -----

         This table is based on the number of outstanding shares as of March 31, 2002 and does not include the following:

o 2,210,856 shares of common stock issuable upon exercise of outstanding stock options as of March 31, 2002 at a weighted average exercise price of $6.97 per share;

o 4,732,841 shares of common stock issuable upon exercise of outstanding warrants as of March 31, 2002 at a weighted average exercise price of $5.16 per share; and

o 1,073,729 shares of common stock issuable upon conversion of outstanding convertible notes as of March 31, 2002 at a conversion price of $13.97.

                              PLAN OF DISTRIBUTION

         We are offering the common stock on a best efforts basis principally to selected institutional investors. We have retained Gerard Klauer Mattison & Co., Inc. under a placement agency agreement to act as our exclusive placement agent in connection with this offering. The placement agent is not obligated and does not intend to purchase any of the common stock offered hereby.

         Arrangement with the Placement Agent. We have agreed to pay to the placement agent a fee equal to $0.23 per share of the proceeds of this offering as selling commissions. In addition, we will reimburse the placement agent for certain expenses incurred in connection with this offering, including the reasonable legal fees and expenses of the placement agent. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute payments that the placement agent may be required to make in respect thereof.

         Offering and Closing Procedure. Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares of the common stock at the time of pricing, informing investors of the closing date. We currently anticipate that the closing will take place on August 8, 2002. Investors will also be informed of the date on which they must deposit the purchase price into an escrow account established for the benefit of investors with an independent escrow agent. If an order of common stock is not accepted, the escrow agent will promptly return such investor's funds. If the order is accepted, the escrow agent will maintain the funds in the escrow account until the scheduled closing date.

         On the scheduled closing date, the following will occur:

o We will deposit with The Depository Trust Company the common stock to be credited to the respective accounts of investors,

o The escrow agent will transfer to us investor funds together with any interest thereon, and

o    The placement agent will be paid its fee.

     The offering will not continue after the closing date. If the closing has not taken place within 10 business days after August 8, 2002, the offering will terminate and any funds deposited with the escrow agent will promptly be returned to the investors.

         Negotiation of Price. We negotiated the price to the public for the common stock offered in this offering with the placement agent. The factors considered in determining the price to the public included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of and prospects for the industry in which we compete, our past and present operations, our historical results of operations and our prospects for future earnings.

         We estimate that the total expenses of this offering, excluding the placement agent's commissions, will be approximately $150,000, all of which will be paid by us.

         We, our directors, our executive officers and our 10% stockholder have entered into "lock-up agreements" with the placement agent under which we and they have agreed with the placement agent not to offer, sell, pledge, purchase any option to sell, grant any option for the purchase of, lend or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, for a period of 90 days after the date of this prospectus supplement, without the prior consent of the placement agent, subject to limited exceptions, such as issuances of shares of our common stock to persons in connection with business acquisitions and strategic alliances, and provided that such persons agree to the lock-up referred to in the preceding sentence, or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement. The placement agent may in its sole discretion, at any time without notice, release all or a portion of the shares subject to the lock-up agreements.

         The placement agent also holds warrants to purchase 186,114 shares of our common stock, at an initial exercise price of $15.24 per share, subject to adjustment under certain circumstances, which expire in August 2008. See "Risk Factors -- The exercise price of certain warrants to purchase our shares of common stock will be reduced following the issuance of the common stock being offered by this prospectus." These warrants were issued in connection with our August 2001 private placement of preferred stock and notes, in which the placement agent also served as placement agent.

         We have agreed to indemnify the placement agent against some liabilities, including civil liabilities under the Securities Act.

          Our common stock is listed on the Nasdaq National Market under the symbol "PANL" and on the Philadelphia Stock Exchange under the symbol "PNL."

                                  LEGAL MATTERS

         Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass upon the validity of the securities offered hereby and some other legal matters on behalf of Universal Display Corporation. Legal matters in connection with the offering will be passed upon for the placement agent by Morrison & Foerster LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with the SEC. You can read and copy all of our filings at the SEC's public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0300. You can also read and copy all of our filings at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20006. You may also obtain our SEC filings from the SEC's Web site on the Internet that is located at http://www.sec.gov.

         We "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement but before the end of any offering made under this prospectus supplement and accompanying prospectus:

o our annual report on Form 10-K for the fiscal year ended December 31, 2001;

o        our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

o        our current report on Form 8-K filed with the SEC on July 30, 2002;

o        our proxy statement filed on April 30, 2002; and

o the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 6, 1996.

         You should read the information relating to us in this prospectus supplement and accompanying prospectus together with the information in the documents incorporated by reference.

         Any statement contained in a document incorporated by reference herein, unless otherwise indicated therein, speaks as of the date of the document. Statements contained in this prospectus supplement and accompanying prospectus may modify or replace statements contained in the documents incorporated by reference. In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.

         You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attention: Investor Relations, Telephone:
(609) 671-0980.

PROSPECTUS

                                   $50,000,000

                          UNIVERSAL DISPLAY CORPORATION

                                  Common Stock
                                 Preferred Stock
                                    Warrants
                                Depositary Shares



         We may offer up to $50,000,000 of our common stock, preferred stock, warrants to purchase our common stock and preferred stock and depositary shares. Our common stock is quoted on the Nasdaq National Market under the symbol "PANL," and is also listed on the Philadelphia Stock Exchange under the symbol "PNL."

         We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus. These securities may be offered directly, through agents on our behalf or through underwriters or dealers

         An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 5 of this prospectus before investing in our securities.

         The securities described in this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.






                      ------------------------------------



                  The date of this prospectus is July 10, 2002

                                TABLE OF CONTENTS

                                                                          Page

Cautionary Statement Concerning Forward-Looking Statements...................  1
About this Prospectus........................................................  2
Where You Can Find More Information..........................................  2
Risk Factors.................................................................  4
Our Company.................................................................. 12
Securities Offered by this Prospectus........................................ 12
Use of Proceeds.............................................................. 12
Certain Ratios............................................................... 13
Description of Preferred Stock............................................... 13
Description of Warrants...................................................... 20
Plan of Distribution......................................................... 21
Legal Matters................................................................ 24
Experts...................................................................... 24

                              CAUTIONARY STATEMENT
                      CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve a number of risks and uncertainties. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. A number of factors could cause our actual results, performance or achievements or those of the display technology industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to:

         o competition in the display technology industry in general and in our specific target markets;

         o changes in prevailing interest rates and the availability of and terms of financing to fund the growth of our business;

         o inflation;

         o changes in costs of goods and services;

         o economic conditions in general and in our specific target markets;

         o changes in consumer preferences and tastes;

         o demographic changes;

         o changes in, or failure to comply with, federal, state, local or foreign government regulation;

         o liability and other claims asserted against us;

         o changes in our commercialization strategy;

         o the ability to attract and retain qualified personnel;

         o changes in our capital expenditure plans; and

         o other factors referred to in this prospectus

         In addition, the forward-looking statements included in this prospectus are not meant to predict future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seek," "pro forma," "anticipates," "intends," or "potential" or the negative of, or any other variations on, those terms or comparable terminology, or by discussion of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements.

                              ABOUT THIS PROSPECTUS

         This prospectus describes certain securities of Universal Display Corporation, a Pennsylvania corporation. We sometimes refer to Universal Display Corporation, together with its wholly owned subsidiary, UDC, Inc., using the words "we," "our" or "us," or as the "Company." This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to $50,000,000 worth of securities.

         This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         This prospectus is part of our "shelf" registration statement. We have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that we may offer by this prospectus and any supplements. Not all of the information in the registration statement appears in this prospectus, or will appear in any supplement. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices or website as described above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

         The documents that we are incorporating by reference are:

         o Our Annual Report on Form 10-K for the year ended December 31, 2001;

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

         o The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.

         Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

         If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Sidney D. Rosenblatt, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before making an investment decision concerning our securities. You should not purchase our securities if you cannot afford the loss of your entire investment.

We do not expect to be profitable in the foreseeable future, and may never be profitable.

         Since inception, we have generated limited product revenues, and have incurred significant losses. We expect to incur losses for the foreseeable future and until such time, if ever, as we are able to achieve sufficient levels of revenue from the commercial exploitation of the OLED technology to support our operations. You should note, however, that:

         o        OLED technology may never become commercially viable;

         o markets for flat panel displays utilizing the OLED technology may be limited; and

         o we may never generate sufficient revenues from the commercial exploitation of the OLED technology to become profitable.

         Additionally, even if we find commercially viable applications for our OLED technology, we may never recover our research and development costs.

If we do not receive additional financing in the future, we will not be able continue the research, development and commercialization of our OLED technology.

         Our capital requirements have been and will continue to be significant. The completion of the research, development and commercialization of the OLED technology for potential applications will require significant additional effort and resources. Our cash on hand is not sufficient to meet all of our future obligations. When we need additional funds, such funds may not be available on commercially reasonable terms or at all. If we cannot obtain more money when we need it, our business might fail. Additionally, if we attempt to raise money in an offering of our common stock, the issuance of additional stock will dilute our then existing shareholders.

If our OLED technology is not feasible for product applications, we may never generate significant revenues.

         At this time, we are unable to determine the feasibility of our OLED technology for the commercial viability of any potential applications. Before products utilizing the OLED technology are manufactured and sold, we must make substantial advances in our research and development efforts in a number of areas, including:

         o        reliability;

         o the development of more fully saturated colors for full color displays;

         o        integration with drive electronics; and

         o issues related to scalability and cost effective fabrication technologies for product applications.

         The development of an electrically pumped laser is also necessary before products based on the organic laser research are manufactured and sold. Our efforts may never demonstrate the feasibility of our OLED technology, particularly for use in full color, large area, high resolution, high information content flat panel display applications.

         Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of the funds allocated to complete its development. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete our research and development of the OLED technology successfully, or if we experience delays in completing our research and development of the OLED technology for use in potential applications, particularly after the occurrence of significant expenditures, our business may fail.

Even if our technology is technically feasible, it may not be accepted by the market.

         The potential size, timing and viability of market opportunities targeted by us are uncertain at this time. Market acceptance of the OLED technology will depend, in part, upon such technology providing benefits comparable to CRT and LCD technology (the current standard for display quality) at an appropriate cost, and its adoption by consumers, neither of which have been achieved. Many potential licensees of the OLED technology manufacture flat panel displays utilizing competing technologies and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate the OLED technology. Potential licensees may never utilize the commercially viable OLED technology.

If our research partners fail to make advances in their research, or if they terminate their relationship with us, we might not succeed in commercializing our OLED technology.

         Research and development of commercially viable applications for OLED technology is dependent on the success of the research efforts of our research partners conducted under our sponsored research agreement with them. We cannot assure you that our research partners will make additional advances in the research and development of the OLED technology.

         Although we fund the OLED technology research, the scope of and technical aspects of the research as well as the resources and efforts directed to such research is subject to the control of our research partners. Our sponsored research agreement provides that if Dr. Forrest is unavailable to continue to serve as a principal investigator, either because he is no longer associated with Princeton or otherwise, and a successor acceptable to both us and Princeton is not available, Princeton has the right to terminate the sponsored research agreement. The 1997 sponsored research agreement expires in July 2007. The termination of the sponsored research agreement or the 1997 license agreement would materially and adversely affect our ability to research, develop and commercialize our OLED technology.

If we cannot form strategic relationships with companies that manufacture and use products that incorporate our OLED technology, our commercialization strategy will fail.

         Our strategic plan depends upon the development of strategic licensing relationships with high volume companies that will manufacture and use products incorporating its OLED technology. We have not yet entered into any such strategic relationships, although we have entered into

         o        a Joint Development Agreement with Samsung SDI Co. Ltd.;

         o        a Joint Development Agreement with Sony Corporation;

         o        a Development and License Agreement with PPG Industries, Inc.;

         o        a Development and License Agreement with Luxell Technologies
                  Inc.; and

         o a Development and Licensing Agreement with Aixtron AG to develop and commercialize a new type of production equipment for OLEDs based upon our proprietary technology.

Our agreement with Motorola also includes the opportunity to meet with their product development group, although there are no assurances that Motorola will purchase any products from us or our licensees. Our agreements with PPG provide us with the capability to sell chemicals to our licensees. In December 1999, we moved into a new facility which includes a prototype pilot line and technology transfer facility to accelerate the development and commercialization of our technology, We cannot assure you that such a facility will allow us to enter into such strategic relationships.

         Our prospects will be significantly affected by our ability to sublicense the OLED technology and successfully develop strategic alliances with third parties for incorporation of the OLED technology into flat panel displays manufactured by others. Strategic alliances may require financial or other commitments by us. We might not be able, for financial or other reasons, to enter into strategic alliances on commercially acceptable terms, or at all. Failure to do so would have a material adverse effect on us.

If we cannot protect our intellectual property rights, or if our technology infringes the rights of others, our business will suffer.

         Our rights to the OLED technology are dependent on patents and other intellectual property rights relating to the OLED technology that are licensed to us by Princeton and USC. Fifty-nine U.S. patents have already been issued, approximately 74 additional patent applications are pending in the United States and many corresponding international patent applications have been filed to cover major industrial countries. However, there can be no assurance that additional patents applied for will be obtained or that any such patents will afford us commercially significant protection of our OLED technology, or will be found valid if challenged. In connection with our license agreement with Motorola, Inc., we have obtained a license to 73 additional OLED-related U.S. patents, five patent applications, related foreign patents and applications, and the right to sublicense this technology.

         The patent laws of other countries may differ from those of the United States as to the patentability of the OLED technology and the degree of protection afforded. Older companies and institutions may independently develop equivalent or superior technologies and may obtain patent or similar rights with respect thereto. There are a number of other companies and organizations that have been issued patents and are filing additional patent applications relating to OLED technology, including Eastman Kodak Corporation, which holds a number of patents related to OLED technology. There can be no assurance that the exercise of some aspects of our licensing rights respecting its OLED technology being developed by Princeton and USC or those licensed from Motorola, Inc. will not infringe on the patents of others, in which event we or our research partners may be required to obtain a license, pay damages, modify their products or method of operation or be prohibited from making, using, selling or offering to sell some or all products incorporating our OLED technology. We also might not have the financial or other resources necessary to enforce or defend a patent infringement action, and the licensors of our licensed technology might not enforce an action in a timely manner. If products incorporating our OLED technology are found to infringe upon the patent or other intellectual property rights of others, it could have a material adverse effect on us.

The federal government has rights to our OLED technology that might prevent us from realizing its benefits.

         The United States government, through the Defense Advanced Research Projects Agency, has provided funding to Princeton and us for research activities related to certain aspects of its OLED technology. The federal government could obtain rights to this technology, which would affect our rights as follows:

         o If all or certain aspects of the OLED technology develop from our funding to Princeton, and those aspects are deemed to fall within the planned and committed activities of DARPA's funding, the federal government, pursuant to federal law, could have certain rights relating to the OLED technology.

         o If the federal government determines that we have not taken effective steps to achieve practical application of such technology in a field of use in a reasonable time, it may require us to grant licenses to other parties in any such field of use.

         o The federal government could restrict our ability to market the OLED technology to the federal government for military and other applications.

         o The federal government's continued funding of ours and Princeton's research activities may also give it rights to aspects of the OLED technology developed in the future.

         If so, we might not realize the benefits of that technology.

Because many of our competitors have better name-recognition, and greater financial, technical, marketing and research capabilities than us, we may never be able to compete successfully in the flat panel display industry.

         The flat panel display industry is characterized by intense competition. The market is currently, and will likely continue to be, dominated by products utilizing LCD technology. Numerous companies are making substantial investments in, and conducting research to improve characteristics of, LCD technology. Several other flat panel display technologies have been, or are being, developed, including field emission, inorganic electroluminescence, polymeric light emitting diode, gas plasma and vacuum fluorescent displays. In addition, other companies are engaged in research and development activities with respect to technology using OLEDs. Advances in LCD technology or any of these developing technologies may overcome their limitations or become the leading technology for flat panel displays, either of which could limit the potential market for flat panel displays utilizing the Company's OLED technology.

         Substantially all of these competitors have better name recognition and greater financial, technical, marketing, personnel and research capabilities than us. Our competitors may succeed in developing technologies and applications that are more cost-effective or have fewer display limitations than our OLED technology. We may never be able to compete successfully or develop commercial applications for our OLED technology.

If we cannot keep our key employees or hire other talented persons as we grow, our business might not succeed.

         Our performance is substantially dependent on the continued services of senior management and other key personnel, and its ability to offer competitive salaries and benefits to its employees. We do not have employment agreements with any of our management or key personnel. Additionally, competition for highly skilled technical, managerial and other personnel is intense. We might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, we will suffer and might fail.

We can issue shares of preferred stock that can adversely affect your rights as a shareholder.

         Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time-to-time by our board of directors. Accordingly, our board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of our common shareholders. For example, an issuance of shares of preferred stock could:

         o adversely affect the voting power of the common shareholders;

         o make it more difficult for a third party to gain control of us;

         o discourage bids for our common stock at a premium; or

         o otherwise adversely affect the market price of the common stock.

         Our board has designated and issued two series of preferred stock which are currently outstanding (a) 200,000 shares of Series A Preferred Stock, all of which are held by an entity controlled by Sherwin Seligsohn and (b) 300,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible into shares of our common stock in accordance with our articles of incorporation. As of May 20, 2002, 83,256 shares of our common stock are issuable upon conversion of the 75,000 shares of our Series B Convertible Preferred Stock that are currently convertible into our common stock. We may issue additional shares of our authorized preferred stock at any time in the future.

The market price of our common stock might be highly volatile.

         The market price of our common stock might be highly volatile, as has been the case with the securities of other emerging growth companies. Factors such as:

         o our operating results;

         o announcements by us or our competitors of technological developments, new product applications or license arrangements; and

         o other factors affecting the flat panel display industry generally may have a significant impact on the market price of our common stock.

In recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly small and emerging-growth companies.

If we are delisted, trading in our common stock may become subject to additional regulation that could further limit the liquidity of your investment.

         In addition, if our common stock were to become delisted from trading on Nasdaq and the trading price of the common stock were to remain below $5.00 per share, trading in the common stock would also be subject to the requirements of additional rules under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any so-called penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of your investment.

This offering, as well as the issuance of other publicly traded shares, could drive our stock price down.

         To the extent other shares of our common stock that are currently subject to restriction on sale become freely salable, whether through an effective registration statement or under Rule 144 of the Securities Act, or we issue additional shares that might be or become freely salable, including without limitation shares issuable upon conversion of our Series B Convertible Preferred Stock, you could expect our stock price to decrease.

If our stock price goes down, we may have to issue more shares than we anticipate under the terms of a license and development agreement.

         Pursuant to the development and license agreement we entered into with PPG Industries, Inc., we are required to issue to PPG, for the services they expect to render to us during a particular calendar year during the term of the agreement, shares of common stock based on the value of such services at the beginning of the year. If, at the time of issuance, the price of our common stock has declined materially since the date we executed the agreement with PPG, we may be required to issue to PPG more shares of common stock than we initially anticipated. This increase in the number of shares available for public sale could cause people to sell our shares, including in short sales, which could drive the price of our common stock down, thus reducing the value of your investment and perhaps hindering our ability to raise additional funds in the future. In addition, this increase in the number of shares outstanding would further dilute our existing stockholders.

Our executive officers and directors own a large percentage of our voting stock and could exert significant influence over matters requiring shareholder approval after this offering, including takeover attempts.

         Our executive officers and directors, and their respective affiliates, beneficially own as of April 17, 2002, approximately 13.7% of our outstanding common stock. Moreover, Pine Ridge Financial Inc. and Strong River Investments, Inc. assigned to management of the Company their rights to vote the shares of common stock issuable upon the conversion of the preferred stock, notes and warrants issued or to be issued to them in a August 22, 2001 private placement transaction. Accordingly, these shareholders and members of management may, as a practical matter, be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations. This concentration could also have the effect of delaying or preventing a change of control.

Our use of Arthur Andersen LLP as our independent auditor may pose risks to us and limit your ability to seek potential recoveries from them related to their work.

         Our consolidated financial statements as of and for each of the three years in the period ended December 31, 2001, were audited by Arthur Andersen LLP. On March 14, 2002, Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. Andersen has stated publicly that it intends to contest vigorously the indictment. While our audit committee and board of directors have no reason to question the quality or integrity of the audit and other assurance services previously provided to us by Andersen, some investors, including significant funds and institutional investors, may choose not to invest in or hold securities of a company whose financial statements were audited by Andersen.

         Additionally, SEC rules require us to present our audited financial statements in various SEC filings, along with Andersen's consent to our inclusion of its audit report in those filings. Andersen has indicated to us that it will be unable to provide a consent to us related to our inclusion in any future SEC filings of its report on our consolidated financial statements as of and for each of the three years in the period ended December 31, 2001. Andersen also will be unable to provide us with assurance services, such as advice customarily given to underwriters of our securities offerings and other similar market participants. The SEC recently has provided regulatory relief designed to allow companies that file reports with the SEC to dispense with the requirement to file a consent of Andersen in certain circumstances. Notwithstanding this relief, the inability of Andersen to provide its consent or to provide assurance services to us could negatively affect our ability to, among other things, access the public capital markets. Any delay or inability to access the public markets as a result of this situation could have a material adverse impact on our business. Also, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen may be limited significantly both in the absence of a consent and the diminished amount of assets of Andersen that are or may in the future be available for claims.

                                   OUR COMPANY

         Universal Display Corporation is engaged in the research, development and commercialization of organic light emitting diode, or OLED, technology for use in flat panel displays, lasers and light generating devices. We expect the initial market for our technology to be in the electronic flat panel display industry. This industry includes such products as:

         o        cellular phone displays;

         o portable personal digital assistants and Internet access-type devices;

         o        laptop computers; and

         o        television and computer monitors.

         Our executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618. Our phone number is (609) 671-0980. Our web site can be found at www.universaldisplay.com.

                      SECURITIES OFFERED BY THIS PROSPECTUS

         Using this prospectus, the Company may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

         o        shares of common stock, $0.01 par value

         o        shares of preferred stock, $0.01 par value

         o        warrants to purchase shares of common stock or preferred stock

         o        depositary shares

         The shares of preferred stock may, at the option of the Company, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for shares of common stock or other securities of the Company.

                                 USE OF PROCEEDS

         Unless otherwise provided in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the securities offered hereby will be used for general corporate purposes, including the acquisition or development of properties, assets, entities or technologies, and the repayment of indebtedness. At the date of this prospectus, we have not identified as probable any specific material proposed uses of funds. If, as of the date of any prospectus supplement, we have identified any such purchases, we will describe them in such prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of such securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than set forth herein, such use will be described in the applicable prospectus supplement.

                                 CERTAIN RATIOS

         The ratios of our earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2002 and the years ended December 31, 2001, 2000, 1999, 1998 and 1997 are not meaningful because we did not have earnings during any of those periods. The dollar amount of the deficiency (i.e., the amount of our combined fixed charges and preferred stock dividends) in each of such periods was $1,193,218, $4,504,129, $110,107,
$103,999, $30,489 and $26,026, respectively.

         For the purpose of computing the amount of our combined fixed charges and preferred stock dividends, fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts. Preferred stock dividends consist of deemed dividends relating to beneficial conversion features of certain of the outstanding series of preferred stock.


                         DESCRIPTION OF PREFERRED STOCk

General

         The rights, preferences, privileges and restrictions of the shares of preferred stock in respect of which this prospectus is delivered shall be described in the prospectus supplement relating to those shares of preferred stock. Among the terms of the preferred stock which may be specified in the related prospectus supplement are the following:

         o the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including without limitation the possibility that the rate of the dividends may bear an inverse relationship to some index or standard;

         o the date or dates from which dividends shall accrue and the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

         o the price at which and the terms and conditions on which the series of preferred stock described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred stock, and whether and to what extent accumulated dividends on the preferred stock will be paid upon the redemption of the shares;

         o the liquidation preference, if any, over and above the par value of the shares of preferred stock and whether and to what extent the holders of the shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

         o whether the preferred stock shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

         o the terms and conditions, if any, on which the preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of our equity interests, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange, provided that no shares of preferred stock will be convertible into shares of a class that has superior rights or preferences as to dividends or distributions of our assets upon the voluntary or involuntary dissolution or liquidation of the Company;

         o a description of the voting rights, if any, of the preferred stock; and

         o other preferences, rights, qualifications or restrictions or material terms of the preferred stock.

         The Pennsylvania Business Corporation Law and our Articles of Incorporation provide that no shareholder shall be personally liable for any of our obligations. Our Articles of Incorporation and By-laws further provide that we shall indemnify each shareholder against any claim or liability to which the holder may become subject by reason of being or having been a shareholder, and that we shall reimburse each shareholder for all legal or other expenses reasonably incurred by the holder in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that these claims are not satisfied by us. Because we will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which our assets, together with its insurance coverage, would be insufficient to satisfy the claims against us and the shareholders, or in which the claim is not covered by our liability insurance policies.

         The description of the foregoing provisions of the preferred stock as set forth in the related prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles of Amendment to our Articles of Incorporation relating to that series of preferred stock. In connection with any offering of preferred stock, the Articles of Amendment will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Rank

         Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank:

         o senior to all classes or series of common shares, and to all equity securities ranking junior to that series of preferred stock;

         o on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with that series of preferred stock; and

         o junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to that series of preferred stock.

         For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

         Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear in our shareholder records at the close of business on the record dates as shall be fixed by the Board of Directors.

         Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of that series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

         Unless otherwise specified in the prospectus supplement, if any shares of preferred stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any of our capital shares of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the preferred stock of that series for all past dividend periods and the then current dividend period or (ii) if the series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of that series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend) and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the shares of preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital shares ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any common shares, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other of our capital shares ranking junior to the shares of preferred stock of that series as to dividends and upon liquidation).

Redemption

         If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

         The prospectus supplement relating to a series of shares of preferred stock that is subject to mandatory redemption will specify the number of those shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such shares of preferred stock do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of the issuance of our capital shares, the terms of those shares of preferred stock may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock shall automatically and mandatorily be converted into the applicable capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

         Notwithstanding the foregoing, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of preferred stock of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends of the shares of preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of preferred stock of any series shall be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series. In addition, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and
(ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series (except by conversion into or exchange for our capital shares ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

         If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

         o        the redemption date;

         o the number and series of shares of preferred stock to be redeemed;

         o the place or places where the shares of preferred stock are to be surrendered for payment of the redemption price;

         o that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

         o the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

         If fewer than all of the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of shares of preferred stock to be redeemed from that holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for redemption have been set aside by us from and after the redemption date dividends will cease to accrue on those shares of preferred stock, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital shares ranking junior to the shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of shares of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the shares of preferred stock in the distribution of assets, then the holders of the shares of preferred stock and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the shares of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

         Holders of shares of preferred stock will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

         The terms and conditions, if any, upon which shares of any series of shares of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement relating to that series. These terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the shares of preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of shares of preferred stock.

Shareholder Liability

         As discussed above under "Description of Preferred Stock -- General," applicable Pennsylvania law provides that no shareholder, including holders of shares of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for such acts or obligations.

Registrar and Transfer Agent

         The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.

Depositary Shares

         We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the shares of preferred stock) of a share of such shares of preferred stock.

         The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Shares Depositary"). Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

         The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt. A copy of the deposit agreement will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

                             DESCRIPTION OF WARRANTS

         We may issue separately, or together with any common stock or preferred stock offered by any prospectus supplement, warrants for the purchase of other shares of common stock or preferred stock ("Warrants"). The Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between us and a bank or trust company, as warrant agent (the "Warrant Agent"), or may be represented by certificates evidencing the Warrants (the "Warrant Certificates"), all as set forth in the prospectus supplement relating to the particular series of Warrants. The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the Warrant Agreement are summarized herein or in a prospectus supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement.

General

         The prospectus supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreement and Warrant Certificate, including the following, to the extent applicable:

         o if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased;

         o if applicable, the number of shares of common stock purchasable upon exercise of common stock warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

         o the date, if any, on and after which the offered warrants and the related shares of common stock will be separately transferable;

         o the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire ("Expiration Date");

         o a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Warrants or to any securities purchasable upon the exercise of the Warrants;

         o whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

         o        any applicable anti-dilution provisions;

         o        any applicable redemption or call provisions;

         o        any applicable book-entry provisions; and

         o        any other terms of the offered Warrants.

         Warrant Certificates will be exchangeable on the terms specified in the related prospectus supplement for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the shares of common stock purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the shares of common stock or preferred stock purchasable upon exercise or to exercise any applicable right to vote.

Exercise of Warrants

         Each Warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date (or any later date to which we may extend such expiration date); unexercised Warrants will become null and void.

         Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon such exercise to the holder of such Warrant. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale.

         The distribution of the securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

         If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The Dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

         If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

         If indicated in the applicable prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that
(a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

         Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

         Until the distribution of the securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If underwriters create a short position in the securities in connection with the offering thereof, (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

         Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

         In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

         Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

         We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $400,000.

                                  LEGAL MATTERS

     Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the securities.

                                     EXPERTS

         The audited financial statements incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

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                                1,277,014 Shares







                          UNIVERSAL DISPLAY CORPORATION







                                  Common Stock



                                 ---------------

                              Prospectus Supplement

                                 August 5, 2002

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                             GERARD KLAUER MATTISON



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